UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2016

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2016, Kirkland’s Inc. (the “Company”) announced that it had named Mike Cairnes to the newly-created position of Chief Operating Officer and Executive Vice President effective November 28, 2016. As Chief Operating Officer and under the direction of the Chief Executive Officer, Mr. Cairnes will be responsible for the daily operation of the Company and will help implement the strategy for the Company’s Stores and Merchandising operations. He will also be responsible the Company’s Ecommerce operations, as well as Planning, Allocations and Supply Chain operations, and report to the Chief Executive Officer.

Mr. Cairnes, age 57, served as the President of the Aaron Brothers and Artistree divisions of Michaels Inc., a publicly-traded retailer of arts, crafts and custom framing. He was President of Artistree from June of 2007 through August of 2016, and President of Aaron Brothers from September of 2015 through August of 2016. Prior to joining Michaels in 2006 as a Divisional Merchandise Manager, Mr. Cairnes held various leadership positions with Brushstrokes, Larson-Juhl and Texas Instruments.

The Company and Mr. Cairnes also entered into an employment agreement (the “Employment Agreement”), with an effective term that will commence on November 28, 2016 and continue for an indefinite term (the “Term”), until terminated as provided in the Employment Agreement. The Employment Agreement provides Mr. Cairnes with the following compensation and benefits: (a) annual base salary of no less than $400,000, subject to periodic review and adjustment in the discretion of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board; (b) participation in any annual bonus plans maintained by the Company for its senior executives with a target amount for such bonus to be 75% of Mr. Cairnes’s base salary; (c) participation in any equity-based compensation plans maintained by the Company for its senior executives at the discretion of the Compensation Committee; and (d) participation in all employee benefit plans or programs for which any member of the Company’s senior management is eligible under any existing or future Company plan or program.

The Company may terminate Mr. Cairnes’s employment hereunder at any time either for any or no reason, and Mr. Cairnes may terminate his employment hereunder for Good Reason or upon thirty days’ advance notice without Good Reason. The term “Good Reason” is defined in the Employment Agreement to mean the occurrence of any of the following: (i) the assignment to Mr. Cairnes of any duties inconsistent with Mr. Cairnes’s position, authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a reduction by the Company in Mr. Cairnes’s annual salary, provided that if the salaries of substantially all of the Company’s senior executive officers (including the Company’s President and CEO) are contemporaneously and proportionately reduced, a reduction in Mr. Cairnes’s salary will not constitute “Good Reason” hereunder; (iii) the failure by the Company, without Mr. Cairnes’s consent, to pay to him any portion of his current compensation, except pursuant to a compensation deferral elected by Mr. Cairnes, other than an isolated and inadvertent failure which is remedied by the Company promptly after receipt thereof given by Mr. Cairnes; (iv) the relocation of the Company’s principal executive offices to a location more than 35 miles from the current location of such offices, or the Company’s requiring Mr. Cairnes to be based anywhere other than the Company’s principal executive offices, except for required travel on the Company’s business; or (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

If the Company terminates Mr. Cairnes’s employment without Cause or if Mr. Cairnes resigns for Good Reason, the Company shall pay Mr. Cairnes one times his Base Salary for the year in which such termination shall occur in regular payroll cycles. The term “Cause” is defined in the Employment Agreement to mean the occurrence of any of the following, as determined in good faith by the Board: (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription) by Mr. Cairnes; (ii) illegal conduct or gross misconduct of Mr. Cairnes which is materially and demonstrably injurious to the Company or its Affiliates including, without limitation, fraud, embezzlement, theft or proven dishonesty; (iii) Mr. Cairnes’s conviction of a misdemeanor involving moral turpitude or a felony; (iv) Mr. Cairnes’s entry of a guilty or nolo contendere plea to a misdemeanor involving moral turpitude or a felony; (v) Mr. Cairnes’s material breach of any agreement with, or duty owed to, the Company; or (vi) Mr. Cairnes’s failure, refusal or inability to perform, in any material respect, his duties to the Company, which failure continues for more than 15 days after written notice thereof from the Company.

The payment of any severance by the Company to Mr. Cairnes is conditioned upon the execution and delivery by Mr. Cairnes of a release in the form of the release attached as an exhibit to the Employment Agreement. If Mr. Cairnes’s employment with the Company ceases for any reason (including but not limited to termination (a) by the Company for Cause, (b) as a result of Mr. Cairnes’s death, (c) as a result of Mr. Cairnes’s Disability or (d) by Mr. Cairnes without Good Reason) other than as a result of the Company terminating him without Cause or by his resignation for Good Reason, then the Company’s obligation to Mr. Cairnes will be limited solely to the payment of accrued and unpaid base salary through the date of such cessation.

The Employment Agreement also contains a non-competition agreement from Mr. Cairnes by which he agrees to not be employed by a list of companies identified in the Agreement for a period of 12 months from the date of his termination. The Company also has the option to extend the term of Mr. Cairnes’s non-competition agreement for up to an additional 12 months by agreeing to pay him his base salary in substantially equal monthly installments for the number of months that the Company elects to extend the non-competition agreement as severance. The Employment Agreement also contains other standard restrictive covenants such as confidentiality, works for hire and non-solicitation.

In addition to his base compensation, Mr. Cairnes will receive 12,000 stock options and 6,000 restricted stock units upon his joining the Company. Both equity awards will vest ratably over a period of four years.

There is no arrangement or understanding between Mr. Cairnes and any other person pursuant to which Mr. Cairnes was selected as an officer. Mr. Cairnes is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report:

10.1 Employment Agreement, effective November 22, 2016, by and between Mike Cairnes and Kirkland’s, Inc.
99.1 Press Release dated November 22, 2016 announcing the appointment of Mike Cairnes as Executive Vice President and Chief Operating Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

November 22, 2016	By:	/s/ Carter R. Todd

Name: Carter R. Todd
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, effective November 22, 2016, by and between Mike Cairnes and Kirkland's, Inc.
99.1	Press Release dated November 22, 2016 announcing the appointment of Mike Cairnes as Executive Vice President and Chief Operating Officer.